Exhibit 99.1

TENFOLD CORPORATION

Moderator: Robert Felton

May 3, 2007

4:00 pm CT

Coordinator: Good afternoon. All participants currently standing by for today's TenFold teleconference call, we ask that you to please continue to standby. Your teleconference will begin momentarily.

Following today's presentation, there will be a formal question and answer session. At that time, if you have a question, simply press star-1 on your telephone keypad.

Once again, all participants currently standing by for today's TenFold teleconference call. Please continue to standby and your teleconference will begin momentarily. Thank you.

Good afternoon. I would like to thank all participants for standing by.

Hello and welcome to the TenFold Corporation Q1 2007 financial results teleconference call.

At the request to of TenFold Corporation, this conference is being recorded for instant replay purposes.

As a reminder following today's presentation we'll be conducting a question and answer session. At that time, you may press star-1 on your touchtone phone if you have a question.

At this time, I like to turn the conference over to Mr. Robert P. Hughes, Chief Financial Officer and Chief of Staff. Sir, you may begin.

Robert Hughes: Thank you. Good afternoon and welcome to TenFold's conference call. I'm Robert Hughes, TenFold's Chief Financial Officer and Chief of Staff.

Joining me today is our Chairman, President, and CEO, Robert Felton.

Today, we filed our Form 10-Q for the first quarter of 2007 with the SEC, and issued a press release described in our financial results. You can find the press release posted on our Web site, and financial sites like Yahoo! Finance and MSN Money.

In today's call, Bob will review our results and sales and other activities, and then take your questions.

As we share information today to help you better understand our business, it's important to note that we will make statements in the course of this conference call, that state our intentions, hopes, beliefs, expectations or predictions of the future.

These constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act. And actual results could differ materially from those projected in these forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, is contained from time to time the documents that we file with the SEC, including but not limited to our most recent reports in Form 10-Q, 10-K, and 8-K.

Now, I'd like to take a few moments to summarize our financial results for you.

For the three months ended March 31, 2007, we reported revenues of $1.8 million, and operating loss of $964,000, a net loss of

$932,000, resulting in a diluted loss per common share of 2 cents.

Our ending cash balance was $3.1 million, and net cash used in operating activities for Q1 was $464,000.

This compares to revenues of $599,000, and operating loss of $1.9 million, a net loss of $1.9 million, a diluted loss per common share of 8 cents, and net cash used in operating activities of $1.6 million, for Q1 of 2006.

Operating expenses for the three-months ended March 31, 2007 and 2006 include $619,000 and $502,000 respectively, of stock option related charges.

Please see our 10-Q and 10-K, for more information generally, including important information about risk and challenges that we face including our limited cash resources.

Now, I will turn the call over to Bob for an update on sales and other activities.

Robert Felton: Thanks, Rob.

I'm pleased with our continued progress. As year over year, we grew revenues by over 200% and reduce our operating cash-flow - out flow by over 70%.

Most importantly, we continue to delight our customers, and again and again prove that our technology provides a huge competitive edge whether developing new applications or transforming legacy ones.

We emphasized during our last call and repeat again now that we expected it to be a challenge to be cash-flow positive in Q1 of 2007.

As you can see from our results while it was the challenge we anticipated, if you ignored the $300,000 that we paid our prior CEO as part of her financial severance, we only used $164,000 of cash, and that was better than we anticipated so we're pleased with the cash impact of Q1.

As we reviewed Q2, and what we needed to do to be prepared for potential business that we are seeing, we made a decision to hire ahead of the curve and thus invest in our expected growth.

I'll discuss that anticipated business shortly but I wanted all of you to know that because of our decision to staff for anticipated business, we plan to use some additional cash in Q2. And that decision did in fact have a cash impact in Q1.

This use of cash provides for hiring of additional staff and funding the support and equipment for them to be effective. Of course there is some risk if we're unsuccessful in closing projected business, we will exacerbate negative cash-flow in the following quarters.

So I am convinced that business is there for us to close. So we're willing to take this risk to be in a position to properly staff the work we close.

One of the staff we hired ahead of actual business demand is Gay Wyn Quance. Gay Wyn joined us in April as Vice President of Account Management.

Over time, she will take over our customer relation's effort with existing customers. She will ensure that our customers are delighted with our services and assist customers in planning for additional services from TenFold.

I personally know Gay Wyn for over 10 years as she worked in a similar position in my prior company, Indus International. She is a master of account management.

At Indus, I sent her into the most difficult customers that we inherited when we merged Indus with TSW, and she not only settled down some of the accounts but won significantly more business.

I have total faith that she could do that again at TenFold.

We're are also hiring consulting staff so that we can return some of our development staff to their primary mission of enhancing EnterpriseTenFold SOA. There are many improvements we have planned but delayed because we used our development staff on billable projects.

We're planning to bring some of our key development resources back into development while still serving the customer's who want to avail themselves of development talent.

I'd now like to talk about the new business opportunities that we have recently seen. We're seeing activities in two areas: Direct sales to prospects and partnering opportunities.

First I'd like to comment on direct sales activities to prospects who are considering either new systems or transformation of existing systems.

We've seen interest in companies across a wide variety of industry, between Sally White, our VP of business development, and our demo and other sales staff, we have seen interest and openness to our technology platform.

We are frequently either demonstrating our technology, providing introductory Web demos or having application calls where we develop an understanding of the application needs, and then provide a proposal to meet those needs.

We expect these prospects to begin to contract with us, in fact these prospects to begin to contract with us on our proposals in the coming weeks and months and to build significant business with them over time.

This is very positive and appears that our positioning, which we have continued to tune and improve, is gaining traction and resonating in the market place.

Second on our teaming front, we are talking with numerous companies who are considering offering our technology as an alternative to their traditional development methodologies.

Basically, what we offer such companies is an alternative that allows them to be competitive when their existing traditional development approach would probably not result in business because the offerings would either cost too much or take too long.

We have had serious discussions with several companies and at this point two of them, I repeat, two of them have decided to team with us and see if we can close business together.

These activities are gathering momentum, and we've already identified specific target prospects that we're approaching together.

While we do not have any signed contracts to date, and I would caution you that these types of deals typically take longer to develop than our own direct end-user sales, we believe this approach has the possibility of becoming a major factor in future sales over time. Therefore we're putting a lot of effort into it.

This type of relationship is exciting as it essentially extends our sales force, and gets us into account that we might never see.

Finally, in the area of teaming, several companies founded on TenFold technology, have indicated they are considering significant expansion of their commitment to EnterpriseTenFold SOA.

We have been in discussion with them, providing an update of our technology, it help them to understand the competitive advantage that EnterpriseTenFold SOA offers.

These types of companies offer applications powered by EnterpriseTenFold SOA, and therefore represents alternative sale channels that can lead to additional licensing opportunities.

Now, while my normally optimistic self wants to end my pipeline discussion here, we need to balance that optimism with the fact that sales were a little slower in Q1 that I would have like. And that trend has continued into Q2.

Several companies that we were expecting to contract for significant business in Q1 had to delay their purchases for internal reasons, and others who have committed to our approach are just dragging out.

In addition, building the right sales force is the more of a challenge than I anticipated and we've let individuals go when they did not perform.

Not lost on our customers is our fragility as a company and we still suffer somewhat from our past.

These objections are not insurmountable and we are not offering them as any kind of an excuse. In fact, our valued proposition is so strong that it usually overcomes the perceived risk of doing business with us.

But we want you to know that these challenges are a fact to be considered in our progress in ramping up our sales.

I mentioned last call that several of our customers were considering adopting our technology as their platform. I'm pleased to announce that one customer has contracted with TenFold to develop master plans based on adopting the TenFold technology, for both its parent's company operations and one of its subsidiary operation.

We expect to deliver completed master plans in mid-May. However, based on the draft findings, the subsidiary company has already contracted for some of the master plan project activities, even though the master plan itself has yet to be formally submitted.

I mention this new master planning activity specifically, as we believe it represents our way forward with many of our customers. We believe and it's proving to be true that once we have delivered a project, and demonstrated our value proposition of 10 times faster and 1/10 of the cost, that our customers understand what our technology can provide and appreciate how quickly we can deliver production applications.

Given that we have delighted them with our first project then the question becomes how fast and at what cost they can get their legacy applications transformed with this new technology.

And how fast can they deliver to the businesses, those applications that their operational people need to bring in additional revenue or reduced cost. Those are the questions that we answer our master plan.

To give you an idea what a master plan contains, it provide analysis and recommendations on the following. These are the sections of the master plan: executive summary, it has a business summary, the IT issues and the recommendation.

We have sections on the technical architecture, the data architecture, the application architecture, and finally a migration plan.

Remember this is based on adopting EnterpriseTenFold.

So basically a master plan provides an analysis of the existing conditions of the company systems, a review of their legacy technical, data, applications architectures, and a set of recommendation, based on adopting TenFold technology, of a migration path to achieve agile, responsive, supported systems.

I believe that we will have more customers opt for our master planning services and then adopt those plans as their IT strategy going forward.

This puts us in the position of trusted vendor and that's where I have been trying to position TenFold since I took over the CEO in November of 2005.

So we're really exited about that.

As I stated in our last call, we did announce a major technology release. EnterpriseTenFold SOA 2007, which has many new powerful features that make building sophisticated, SOA-compliant, Ajax-enabled applications even faster, higher quality and much powerful than prior versions of EnterpriseTenFold.

EnterpriseTenFold, SOA 2007, demonstrates our commitment to continuously improving our flagship technology. We're preparing a release of EnterpriseTenFold Personal Edition with this same functionality and expect it to be released shortly.

Our new Web site is taking shape. I'm excited about the look and feel, and the navigation we are introducing, as well as the new and reformatted content.

While I hoped to have this released by now, it took us longer to settle in on the format and style that we wanted to achieve. However, that was time well spent as I think you will agree once we activate this site and you get a chance to visit it.

In my past earnings report, I have thanked our staff, our customers, our investors for their support and trust. And I intend to continue that practice.

Without the dedicated and brilliant people in TenFold, we can never deliver on our valued proposition. And without their intellect, devotion and commitment to delighting our customers, we would not succeed.

To each of them I give my heartfelt gratitude and thanks for their continued support and talents.

Our customers continue to support both TenFold and our technology. They have proven to be extremely helpful in both tuning how we provide our services, and offering suggestions on technology improvements.

They are openly appreciative of our people in what they can offer, and are expressive of their satisfaction, and even delight of our value proposition and those who deliver on it. I am most pleased by their continuing support financially and personally.

Finally, our investors have been encouraging and supportive, introducing friends of theirs to TenFold, both as potential investors and as entrées into companies who may be viable prospects.

I appreciate your patience in understanding what it takes to rebuild a company from the ground up, and allowing some time to execute on our plans.

In conclusion, I thank all of you for your continued interest, support, advice, and referral.

We'll now take any question that you might have.

Coordinator: Thank you.

At this time, we will begin the question and answer session. If you have a question, we ask that you simply press star-1 on your telephone keypad.

For those participants that maybe using speaker equipment, you may need to lift your handset prior to pressing star-1.

Please standby while the questions register.

Thank you. And our first question comes from Patrick Kennedy, KENCO.

Patrick Kennedy: Good afternoon.

Robert Felton: Hey. Good afternoon Patrick.

Patrick Kennedy: Hey. No questions. You were very thorough and explaining the status of TenFold this quarter, and just my compliments to you for working so hard and bringing it along so well.

Robert Felton: Thank you very much. It really is those 3 groups that are doing it. All I need to do is set a culture of delighting customers and off they go. So it's terrific.

Thanks for the compliment.

Patrick Kennedy: Yeah. I think your spot on, Robert. Keep up the good work and thank you.

Robert Hughes: Thank you very much, buddy.

Coordinator: Thank you.

Once again, that is star-1 if you would like ask a question at this time.

Thank you. And our question comes from Dan Martin, Henry Hawke Capital.

(Dan Martin): Hi guys.

Robert Felton: Hey, (Dan).

(Dan Martin): How are you doing?

Robert Felton: Well, great.

Robert Hughes: It's good weather out here on the coast.

(Dan Martin): That's good. Yeah, I know.

Just a quick question for you, I hadn't really heard about the master planning approach. And how should we think about that versus, you know, customers we might have had in the past or business that you might have had in the past?

Is it, I mean, is a larger opportunity or just a more secure opportunity? What was the difference about it?

Robert Felton: Our history has been we do one project and out. For some reason we - even though we had a great value proposition, we seemed to not be delighting customers.

And so, it's something we wanted to do, I mean it really put us in a wonderful position with our customers because they really are saying we're going to take advantage of the value proposition that EnterpriseTenFold brings.

And we're going to base our technology solution on that for the future. And the customer we are talking about, we have laid out for both the parent company and subsidiary company, sort of a two to three-year plan to get everything converted from the - their existing technology which is 20 to 30 years old, to new technology that supports where their business is going.

In this case, it actually looked at the other packages said nothing can do it. They've looked at what it would cost normally to try and rebuild everything and it's just prohibitive.

And we're able to do it extremely cost effectively, and we can do it a bite at a time, (Dan). That's the whole discussion we can have at some point but the TenFold Connect part of our technology allows us to, rather than do a big bang, to take out module and we do what we call bridge back which allows to fake out existing applications, and think that the part that we took out is still there.

That's exactly what we did with this, we took a commission's part out of the major application. And the major application is still running as if its commission were there, but the commission is actually running in our technology.

(Dan Martin): Would that tend to lead to a larger customer - to a more business of the same customer over time or a customer your more likely to get license revenue strong, or a longer relationship, and all of the above?

Robert Felton: Yeah. With every customer, given that they begin to understand the value proposition we really can deliver, and they say, "Gee whiz, if we can do that, then - if we adopt this technology, how would we go about doing that?" And that's what our master plan does.

So it put us as the trusted vendor of that company who would adopt our technology. So as to get more licenses because they'll put more and more of their applications on our technology.

And they'll ask for services from us to help them build out their application and they can begin to develop capabilities themselves. Our services might go down, but certainly license fees would go up and continue.

So that's just, that exactly is the type of customers we want. I mean it's - we want them delighted with what we're doing. We want the value proposition to be there.

We want them to recognize that they don't have to replace everything at the same time, and there's nobody in the world that can do that. Nobody in the world can go in and do this bridge back without writing a huge amount of interface code and it would cost more than it cost us to just write the application.

So it's a strategy that we wanted to put in place. We now have done two of them. We deliver them sort of mid May, and these are significant documents. Frankly, if someone like McKenzie did this, it would cost the company $1 million and we're doing them, you know, for 100,000 bucks or so.

So I mean it's a huge saving for the master plan and the quality of it is just amazing.

(Dan Martin): Would you think we'll see multiple example of this per quarter or is...

Robert Felton: That's certainly where I want to go. Yes. I mean, we're talking to two of our other customers right now about this process. Can't predict that they'll go forth, but certainly one of them is very close to doing that I think because we're already in our fourth project with them.

(Dan Martin): Does this lead to your visibility of revenues for the second half of the year do you think?

Robert Felton: No. You're not going to trap me, (Dan).

(Dan Martin): All right.

Robert Felton: But of course, I mean, the more longer term contracts you get, then the more you can count those revenue streams. Absolutely.

(Dan Martin): Do you think that - I mean do I want you to burn cash in Q3? Does that mean that you got lot of business going on? Or do I not want you to burn cash in Q3?

Robert Felton: I think you want me to really carefully manage cash. We've said we're going to burn some in Q2 because we really see this business coming, and we frankly, right now, our consultants are booked. I mean we've got, every consultant booked plus a bunch of development people.

And we're sort of at capacity right now. I mean, I just had discussion with my head of development and my head of consulting and, you know, we figure out how we're going to do these projects.

And so we've got to get ahead because it takes two to four months to get somebody trained up to do this. We've hired ex-TenFold people whenever we can, but we've hired some people directly out of college that we think will be very effective, very smart people. But we need begin to build that capability.

And so what I'm trying say is, I sort of like to be cash flow neutral with that place, but I decided right now that I've got to get ahead of the curve.

(Dan Martin): Primarily, yeah, on hiring cost and have people...

Robert Felton: It's set directly on people. That's exactly what it is.

(Dan Martin): Is it more - is it more the up front revenue generation in terms of getting business in the door or is it more about executing business in terms of this cash?

Robert Felton: Yeah, it's more of getting people to execute business. It's not on the cost of getting business if that's your question.

(Dan Martin): It was. Thank you.

Robert Felton: Thanks so much for your question, (Dan).

Coordinator: Thank you.

Once again, if you would like to ask a question, simply press star-1 on your telephone keypad.

Thank you. At this. I show no further question. I would like to turn the meeting back over for any closing remarks or final comments.

Robert Felton: This is Bob, and we appreciate your being online. We appreciate your interest in the company. And we're working real hard to continue to perform, and stay tuned for next quarter.

Thanks very much.

Coordinator: I would like to thank everyone for participating that today's TenFold teleconference call. And at this time all parties may disconnect.

END